Exhibit 10.5

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement ("Agreement")  is entered into on this 1'' day of July, 2011, by and between Tony Molavi and Cathy Molavi, adult individuals ("Sellers") and YTG Enterprises, LLC, a Texas limited liability company ("Buyer").   Tony Molavi, Cathy Molavi, and YTG Enterprises, LLC may be referred to, individually, as a "Party” or, collectively, as the "Parties."

RECITALS

WHEREAS, YTG Enterprises, LLC owns all of the intellectual property relating to the operation of a YUMI TO GO restaurant, featuring Asian cuisine takeout and delivery services, including the service mark YUMI TO GO and all other trademarks, service marks, copyrights, domain names,  recipes, and know-how.

WHEREAS, Sellers own all of the membership interests of Y2G Belt Line, LLC ("Company"), an entity that is developing a YUM TO GO restaurant to be located on Belt Line Road, Addison, Texas (the "Belt Line Restaurant");

WHEREAS, Sellers desire to sell all their membership interests in Y2G Belt Line, LLC ("Membership Interests"), and Buyer desires to purchase the Membership Interests, all in accordance with the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the mutual premises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.          PURCHASE PRICE FOR MEMBERSHIP INTERESTS

1.1           Purchase Price.    In consideration of the sale and transfer of all of  the Membership Interests, Buyer agrees to pay the total purchase of $200,000.00 ("Purchase Price").

1.2           Payment of Purchase Price; Earnest Money Deposit.

(a)           Upon execution of this Agreement, Buyer shall deposit with Sellers the sum of $25,000 (the "Earnest Money  Deposit").   If either Seller fails to close on the purchase of the Membership Interests by July 30, 2011, and Buyer is in full compliance with this Agreement, the Earnest Money Deposit will be refunded to Buyer no later than August 15,  2011.   If closing fails to occur for any other reason, the Earnest Money Deposit is nonrefundable and shall be retained  by Sellers.

(b)      At  closing,  the  Earnest  Money  Deposit  will  be  applied  to  payment  of  the purchase price. The remaining $175,000 shall be delivered to Sellers in good and immediate US funds at Closing on or before July 15, 2011.

II.           CLOSING

2.1           Closing. The consummation of the transaction contemplated by  and described  in this Agreement (the "Closing") shall take place on July 1, 2011 (the "Closing Date").

2.2           Obligations  of Seller at Closing. At the Closing, and unless otherwise waived in writing by the Buyer:

(a)        Sellers shall execute and deliver to Buyer the Membership Interest Assignment Agreement attached as Exhibit A. If share certificates representing the Membership Interests have been issued, Sellers shall deliver to Buyer such membership certificates, fully endorsed by Sellers, conveying all right, title, and interest in the Membership Interests to Buyer;

(b)         Resignations  dated  as  of  the  Closing  Date  from  the  Company's  officers  and managers from their positions  with the Company, effective and in full force and effect as of immediately prior to the Closing;

(c) Sellers shall deliver to Buyer such other instruments and documents as Buyer reasonably deems necessary to effect the transactions contemplated by this Agreement.

2.3           Obligations of Buyer at Closing.   At Closing and unless otherwise waived in writing by Seller, Buyer shall deliver to Seller:

(a)           Payment of the Purchase Price as described in Section 1.2(b);

(b)    Such other instruments and documents as Sellers reasonably deems necessary to effect the transactions contemplated  by this Agreement.

2.4        Pre-Closing  Conditions.    Notwithstanding anything to the contrary   herein, it is a condition precedent to Closing that:

(a)         The  landlord  under  the lease  for  the  Belt Line  Restaurant  premises  (the "Belt Line Lease") has consented to the transfer contemplated  under this Agreement and, if required by the landlord, Tony  Molavi has agreed to provide,  and has provided, a limited personal guarantee Buyer's  obligation  under the Belt Line  Lease; and

(b)         YTG Enterprises, LLC, has acquired and owns all rights in and to the mark YUMI TO GO and all other intellectual property related to the development and operation of YUMI TO GO restaurants.

III.	REPRESENTATIONS AND WARRANTIES OF SELLER Seller makes the following representations and warranties to Buyer:

3.1        Ownership.  Sellers are the sole owners, beneficially  and of record, of the Membership Interests, and these Membership  Interests represent 100%  of the membership  interests in the Company. As of the date of this Agreement and as of the Closing Date, there are no outstanding  warrants or options to acquire membership interests in the Company held by Sellers or any third parties.

3.2        No Encumbrances.   Except  as otherwise  set forth  in this Agreement  or any  exhibits, attachments,  or schedules  hereto,  the Membership  Interests  are owned  by Sellers  free and clear of any liens, encumbrances, security interests, options, claims, charges, and restrictions.

3.3        No Assignment.  Neither Seller has assigned to any other person any rights or claims he or she has or may have against the Company or any third party as a member of the Company.

3.4        Access By Buyer. Each Seller has provided Buyer access to, review of and/or copies of all documents, contracts,  financial  audits, records, data, and reports, requested  by the Buyer,  relating  to and used in connection with the businesses to be acquired  under this Agreement.

3.5        Employees. Sellers hereby represent  that, except as otherwise agreed in writing between the parties, as of the date of this Agreement and continuing  until the Closing Date, there arc not, have not and will not be any employees of the Company.

3.6        Taxes. As used herein, the term "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, transactions privilege tax, estimated, tax, assessment, charge, levy or fee of any kind whatsoever, including any interest or penalties thereon and additions thereof; which are due or alleged to be due to any taxing authority, whether disputed or not; "Tax Return" means any federal, state or local return, declaration, report, claim for refund, information return or statement, including any schedule or attachment thereof and amendments relating to Taxes; and "Affiliated Group" means any affiliated group within the meaning of IRS Code Sec. 1504 or any similar group defined under a similar provision of state, local or foreign law.

(a)        Company has filed all Tax Returns required to be filed and all such Tax Returns are correct and complete in all material respects; Company has duly paid all Taxes; Company is not currently the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; and there are no encumbrances on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax;

(b)        The Company has withheld and paid, or caused to be withheld and paid, all Taxes on monies paid by the Seller to independent contractors, creditors, stockholders, partners and other Person for which withholding or payment is required by law;

(c)        No taxing authority intends to assess any additional Taxes for any period for which Tax Returns have been tiled. There is no dispute or claim concerning any Tax liability of Seller either claimed or raised by any authority in writing, or as to which Seller has notice or knowledge based upon personal contact with any agent of such authority; Seller has provided to Buyer access to all requested Tax information.

(d) There is not currently in effect any waiver of a statute of limitations in respect of Taxes by Company or any agreement to extend the time with respect to a Tax assessment or deficiency,

3.7        Litigation  or Proceedings. There is no litigation, arbitration, or other proceedings with respect to the Company or any business or operations of Company. Company is not in default in any material respect under any judgment of any court, arbitration tribunal or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. There are  no claims, actions, suits, proceedings or investigations  pending, or  to either  Seller's  knowledge, threatened against or affecting Company or in connection with Company's business, at law or in equity, before or by any court, arbitration tribunal, federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located.

3.8        Hazardous Materials.   The Company is not  in violation of any federal, state or local law, ordinance of regulation relating to Hazardous Materials (defined as any toxic. dangerous, or other regulated waste, substance or product, chemical or pollutants of any kind and other waste material, substance, chemical, pollutant, or contaminant the presence or emission of which is prohibited by or may give rise to liability under any laws ordinance, statutes, codes, rules, regulations, orders or decrees under federal, state or local law).  To either Seller's knowledge there is and has been no presence of Hazardous Materials at, on or under the Belt Line Restaurant that currently requires remediation. Neither Seller has notice of any formal or informal assertion by any governmental or regulatory agency or other person that Company or any predecessor business, operator, land owner, or occupant of the Belt Line Restaurant may be a potentially responsible party in connection with any Hazardous Material treatment, storage or disposal at the Belt Line Restaurant or in connection with the operation of the Belt Line Restaurant prior to the Closing Date.  Neither Seller has knowledge of any pending or threatened claims or any reasonable basis for damages by any person or any governmental or regulatory authority against Company under any environmental law in connection with the Belt Line Restaurant or the operation of same prior to the Closing Date. Neither Seller has any knowledge of any pending or threatened claims or any reasonable basis for damages by any person or any governmental or regulatory authority against Company under any environmental law in connection with the Belt Line Restaurant or the operation of same prior to the Closing Date.  No claim, lien or other encumbrance  has  been or  is  imposed  on  any  of  the Company's   assets  under any  environmental  laws. Company has obtained all permits, licenses, registrations, identification numbers, and other approvals and authorization, and has made all reports and notifications required under any environmental laws in connection with  the  Company's   assets,  including  assets  used  in  connection  with  the  operation  of  the  Belt  Line Restaurant.

3.9.       Contracts.   Except for the Belt Line Lease and a certain contractor agreement  between Company and Tony Molavi, (the "Contractor Agreement'), the Company is not a party to any oral or written contract. Sellers shall contribute or pay to the Company (as applicable) all amounts needed to satisfy accrued rent and all other amounts due under the Belt Line Lease as of the Closing Date and all accrued charges and other amounts due and owing under the Contractor Agreement through completion of the project.

IV.       REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to Sellers the following:

4.1        Corporate Capacity.  Buyer is and will be at Closing a limited liability  company  duly organized  and validly existing  in good standing  under  the laws  of the State of Texas.    Seller  has  the requisite  power  and  authority  to enter  into  this Agreement,  perform  its obligations  hereunder  and  to conduct its businesses as now being conducted.

4.2        Corporate  Powers. Consents, Absence of  Conflicts With  Other Agreements. Etc. The execution, delivery and performance of this Agreement by Buyer and all other agreements referenced in or ancillary hereof to which Buyer is a party and the consummation  of the transactions  contemplated herein by Buyer:

(a) (b)
will be duly and validly authorized, executed and delivered on behalf of Buyer;

are within  Buyer's  corporate  powers, are  not in contravention  of  law or of the terms of its articles or certificate of incorporation and bylaws;

(c)	do not require any approval or consent of, or filing with, any governmental agency or authority bearing on the validity of this Agreement.

(d)
do not violate any statute, law, rule or regulation  of any governmental  authority  to which  Buyer may be subject  and which  may have an effect on  the business contemplated  under this Agreement subsequent to Closing;

(e)	do not violate any judgment, consent decrees or injunctions to which Buyer may

4.3       Binding Effect. This Agreement and all other agreements to which Buyer party hereunder are valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with the respective terms hereof and thereof; except as enforceability against Buyer may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

V.        COVENANTS OF SELLER

5.1       Waiver of Rights in Company Agreement. As of the Closing Date, each Seller shall have authorized this Agreement and the transaction contemplated herein and therein and shall have delivered to Buyer, within such time frame, evidence of such authorization. Further, each Seller shall have waived any and all rights related to options to purchase, puts, calls and any other mechanism restricting the transfer of membership interests of the Company so that the transaction contemplated herein shall be authorized by the members of the Company.

5.2        Adverse Actions After Closing. Seller shall not take, or fail to take, any action after the Closing Date that would render either Seller unable to perform his or her post -Closing obligations, including Buyer's lease obligations, under this Agreement.

5.3       Further Acts and Assurances. At any time and from time to time at and after the Closing, upon request of Buyer, Seller shall, without cost to Seller, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Buyer may reasonably request to carry out the provisions of this Agreement.

5.4       Covenant Not to Compete. Seller and its principals shall execute and deliver to Buyer an agreement not to compete, a form of which is attached hereto as Exhibit A.

VII.    COVENANTS OF BUYER

6.1.      Adverse Actions After Closing. Buyer shall not take, or fail to take, any action after the Closing that would render Buyer unable to perform its post-Closing obligations under this Agreement.

6.2.      Further Acts and Assurances. At any time and from time to time at and after the Closing, upon request of Seller, Buyer shall, without cost to Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, powers of attorney, confirmations and assurances as Sellers may reasonably request to carry out the provisions of this Agreement.

VII.     ADDITIONAL AGREEMENTS

7.1        Post-Closing  Maintenance   of   and    Access    to   Information.  Seller   and   Buyer acknowledge  that after Closing each party may need access to information  or documents  in the control or possession  of  the  other  Party  for  the  purposes  of  concluding  the  transactions  herein  contemplated. Accordingly,  each  Party shall  keep,  preserve  and  maintain  in  the ordinary  course  of  business,  and  as required by law and relevant insurance carriers, all books, records (including student records), documents and other information  in the possession or control of such Party and relevant to the foregoing  purposes at least  until the expiration  of any applicable  statute of limitations or extensions  thereof.  Each  Party shall cooperate  fully with, and make available  for inspection  and copying  by, the other Party,  its employees, agents, counsel and accountants or governmental  agencies,  upon written request and at the expense of the requesting Party, such books, records documents and other information  to the extent reasonably  necessary to facilitate the foregoing purposes.

VII.      INDEMNIFICATION AND OTHER RELIEF

8.1           Indemnification by Sellers.   Subject  to and only  to the extent provided  in this Section 8.1, from and after the Closing, Sellers shall indemnify, defend and hold harmless Buyer after the Closing from and against any claims, demands, suits, judgments, and losses made against, incurred, or suffered  by Buyer directly or indirectly, for the period prior to the Closing and/or as a result of or arising from:

(a)           the breach of any representation  or warranty of either Seller contained  herein; or

(b)         the nonfulfillment of any covenant, agreement or other obligation  of either Seller set  forth  in  this Agreement  or  any  agreement,  instrument,  certificate  or  other document signed by the Parties and delivered  or to be delivered  pursuant to this Agreement; or

(c)         any  claims,  demands,  liabilities,  and  litigation  arising  out  of  or  related  to  the liabilities related to the Belt Line Lease and the Contractor Agreement, as described in paragraph 3.9.

8.2        Indemnification by Buyer. Subject to and only to the extent provided in this Section 8.3, from and after the Closing, Buyer shall indemnify, defend and hold harmless Sellers, after the Closing Date, from and against any claims, demands, suits, judgments, and losses made against, incurred, or suffered  by Sellers directly or indirectly, for the period following the Closing and/or as a result of or arising from:

(a)           the breach of any representation or warranty of Buyer contained  herein; or

(b)         the nonfulfillment  of any covenant,  agreement  or other obligation  of Buyer set forth  in  this  Agreement   or  any  agreement,   instrument,   certificate   or  other document signed by the Parties and delivered or to be delivered  pursuant  to this Agreement.

8.4        Survival of  Representations and   Warranties;  Indemnity  Period.   Notwithstanding any right of Buyer (whether  or not exercised)  to investigate  the affairs of Company, or any right of any Party (whether or not exercised)  to investigate  the accuracy  of the representations and warranties  of the other Party contained  in this Agreement, Sellers have, on the one hand, and Buyer has, on the other hand, the  right  to  rely  fully  upon  the  representations,   warranties,  covenants  and  agreements  of  the  other contained in this Agreement. The representations and warranties respectively  made by Sellers, on the one hand, and  Buyer,  on  the other  band, in  this Agreement  or in any certificate  respectively  delivered  by Sellers or Buyer will survive the Closing for one (1) year after the Closing Date.

8.5        Claims  for   Indemnification. Whenever   any  claim  shall   arise   for  indemnification hereunder the party seeking  indemnification  (the "Indemnified  Party"), shall  promptly  notif'y the  party from whom indemnification  is sought (the "Indemnifying Party") of the claim and, when unknown,  the facts constituting  the basis for such claim. In the event of any such claim for indemnification  hereunder resulting from or in connection  with any claim or legal proceedings  by a third-party, the notice to the Indemnifying  Party shall  specify,  if known,  the amount  or an estimate  of  the amount  of  the  liability arising  therefrom. The Indemnified  Party shall  not settle  or compromise  any claim by  a third pany  for which  it is entitled  to indemnification  hereunder  without  the prior written  consent  of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it.  No party may agree to equitable relief against the other party without such other party's  written consent,  given in its sole discretion.

8.6        Defense  by Indemnifying Party. In connection  with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding  by a person who is not a party to this Agreement,  the Indemnifying  Party  at  its sole  cost  and  expense  may,  upon  written  notice  to the Indemnified  Party, assume  the defense  of any such claim or legal proceeding  if it acknowledges  to the Indemnified   Party  in  writing  its  obligations   to  indemnify  the  Indemnified   Party  with  respect  to  all elements  of such  claim. The  Indemnified  Party shall  be entitled  to participate  in (but  not control)  the defense of any such action, with its counsel  and at its own expense.  If the Indemnifying  Pany  does  not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date notice of such  claim  is made, (a)  the Indemnified  Party  may defend  against  such claim  or  litigation,  in such manner as it may deem appropriate,  including,  but not limited  to, settling  such claim or litigation,  after giving  notice of the same to the Indemnifying  Party, on such  terms as the Indemnified  Party  may deem appropriate,  and (b) the Indemnifying Party shall be entitled  to participate in (but not control)  the defense of such action, with its counsel at its own expense.  If the Indemnifying  Party thereafter seeks  to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such  settlement,  the  Indemnifying   Party  shall  have  the  burden  to  prove  by  a  preponderance   of  the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably  prudent manner.

8.7        Payment of indemnification Obligation. All indemnification  by the Buyer or the Seller hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification  liability.

IX.           GENERAL PROVISIONS

9.1      Time of Essence. Time is of the essence in the performance of this Agreement. This Section may not be waived except in a writing signed by the Parties expressly referring hereof.

9.2       Consents. Approvals and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by any party or any party must or may exercise discretion, such consent or approval shall not be unreasonably withheld  or delayed and such discretion shall be reasonably exercised.

9.3        Expenses; Legal Fees and Costs. Except as otherwise expressly set forth in this Agreement, all expenses of the preparation of this Agreement and of the purchase of the Assets, including counsel fees, accounting fees, brokerage or finder fees and commissions, investment  advisor's fees and disbursements, shall be paid or accrued by the party incurring such expense, whether or not such transactions are consummated.

9.4        Choice of Law. Jurisdiction, and Forum Selection. This Agreement (including its Schedules and Exhibits, except  as otherwise expressly provided therein) and the parties relationship created hereby is governed by Texas law, without regard to cont1icts of laws principles. This Agreement shall be performed in Dallas County, Texas and shall be governed  by and construed in accordance with the laws of the State of Texas and the County of Dallas, Texas. Any dispute arising out of this Agreement (including any Schedule or Exhibit to this Agreement, except as otherwise expressly provided therein), the Contribution Agreement, or YTG Enterprises Operating Agreement, shall be brought and prosecuted exclusively in a state or federal court situated in Dallas County, Texas. The Parties irrevocably consent to the personal jurisdiction of these courts, and waive all questions of personal and subject matter jurisdiction or venue for the purpose of carrying out this provision.

9.5        Jury Waiver. THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT THEY SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER AT LAW OR AT EQUITY, BROUGHT BY ANY OF THEM, OR IN ANY MATTER WHATSOEVER WHICH ARISES OUT OF OR IS CONNECTED IN ANY WAY WITH THIS AGREEMENT OR ITS PERFORMANCE OR ANY OTHER SUBSEQUENT AGREEMENT PROPERLY MADE A PART HEREOF OR ITS PERFORMANCE.

9.6        Benefit/Assignment. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives, successors and assigns; provided that no party may assign this Agreement or any part hereof; or delegate any duty or obligation to be performed hereunder, to another Person without the prior written consent of the other party.

9.7        No Third Party Beneficiary. The terms and provisions  of this Agreement  are intended solely for the benefit of Buyer and its designees and Seller and its respective successors  or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

9.8        No Waiver. The waiver by either party of a breach or violation by another party of any provision of this Agreement shall not operate as, or he construed to constitute, a waiver of any subsequent breach or violation of the same, or a breach or violation of any other provision hereof. All remedies, either under this Agreement, or by law or otherwise afforded, will be cumulative and not alternative.

9.9        Notices. Any  notice, demand or communication  required, permitted or  desired  to be given hereunder shall be deemed effectively given when personally delivered, when received by facsimile or other electronic means, when confirmed as delivered by courier, or the date of receipt as confirmed by the United States Postal Service, in any event addressed as follows:

Sellers:                  Tony Molavi and Cathy Molavi
5900 Baywater Drive
#2403
Plano, TX 75093

with copy to:         Michael S. Britton, Esquire
Shields, Britton & Fraser, P.C.
5401 Village Creek Drive
Plano, Texas 75093

Buyer:  Great American Food Chain, Inc.
2808 Cole Avenue

Dallas, Texas 75204
Attention: Ed Sigmond, President

with copy to:         Cheryl L. Mullin
Mullin Law, PC
2425 N. Central Expressway, Suite 200
Richardson, Texas 75080

or to such other address or number, or to the attention of such other Person, as any party may designate, at any time, in writing in conformity with these notice provisions.

9.10      Severability. If  any  provision  of  this  Agreement  is  held  to  be  illegal,  invalid  or unenforceable under any present or future law, and if the rights or obligations of Buyer or Seller under this Agreement  will  not  be materially and adversely  affected  thereby, such  provision  will  be fully severable, this Agreement will be construed and enforced as if such illegal, invalid or  unenforceable provision had never comprised a part hereof; the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by i!s severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as is possible.

9.11      Gender  and  Nnmber. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

9.12      Entire  Agreement/Amendment. This Agreement (collectively with its Schedules and Exhibits) is the entire agreement by and between the Parties.   All prior agreements, negotiations, representations, understandings, and contracts are incorporated herein and superseded hereby.  No Party shall be entitled to benefits other than those specified herein. As between or among the Parties, no oral statement or prior written material not specifically incorporated herein shall be of any force and effect and the Parties hereby forever waive any right to present same as evidence in any proceeding arising out of this agreement. The Parties specifically acknowledge that in entering into and executing this Agreement, the Parties rely solely  upon the representations and agreements contained in this Agreement and no others. The  representations and warranties set forth in this Agreement shall survive  the Closing and remain in full force and effect, and shall survive the execution and delivery of this Agreement. This Agreement may be executed in two or more counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may not be amended or otherwise modified except in a writing duly executed by the Parties.   No oral modification of this Agreement or any of its Schedules or Exhibits shall have any force or effect and the Parties hereby forever waive any right to present same as evidence in any proceeding arising out of this agreement.

9.13      Drafting.     No provision of this Agreement shall be interpreted for or against any party hereof on the basis that such party was the draftsman of such provision, both parties having participated equally in the drafting hereof; and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

9.14      Transfer and  Sales Tax. Buyer agrees to pay and shall indemnify Seller in respect of, and hold Seller harmless against, all sales, use, value added, goods and services, transfer or similar taxes, if any, arising out of the transactions contemplated by this Agreement, as well as any interest or penalties owing in connection therewith.

X.        SIGNATURES OF PARTIES; EXECUTION DATE

IN WITNESS HEREOF, the Parties hereto have caused  this Agreement  to  be executed originals by their authorized officers, all as of the date and year first written above.

SELLERS:
/s/ Tony Molavi
Tony Molavi, Individually

/s/ Cathy Molavi
Cathy Molavi, Individually

BUYER:
YTG ENTERPRISES, LLC
a Texas limited liability company

by its Manager
Great American Food Chain
A Texas limited liability company

By: /s/ Edward Sigmond
Ed Sigmond, CEO